UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2014

KiOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13001 Bay Park Road, Pasadena, Texas 77507

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 694-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

As previously disclosed, KiOR, Inc. (“KiOR”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) Case No. 14-12514 (the “Chapter 11 Case”).

KiOR currently intends to seek approval from the Bankruptcy Court for an auction and sale of its assets under Section 363 of the Bankruptcy Code (the “KiOR Sale”).

DIP Financing

In connection with the Chapter 11 Case, KiOR filed motions seeking Bankruptcy Court approval of, among other things, debtor-in-possession financing on the terms set forth in the Senior Secured and Superpriority Financing Agreement, dated as of November 9, 2014 (the “DIP Financing Agreement”), by and among KiOR, as a debtor and a debtor-in-possession under Chapter 11 of the Bankruptcy Code, the lenders from time to time party thereto (the “DIP Lenders”) and Pasadena Investments, LLC (the “Agent” or “Pasadena”), as agent for the DIP Lenders (the “DIP Financing”). The DIP Financing provides for an incremental term loan facility in an aggregate amount of up to $15 million (the “Term Loan Commitment” each term loan thereunder a “Term Loan” and collectively, the “Term Loans”). Subject to satisfaction of conditions to borrowing, the entire Term Loan Commitment will be available upon entry of a final order of the Bankruptcy Court (the “Final Order”). Incremental term loans of up to $2,500,000 in the aggregate (“Interim Loans”) are available prior to entry of the Final Order and subject to the satisfaction of certain conditions precedent, including payment by KiOR of fees and expenses of the Agent and DIP Lenders and entry of an interim order by the Bankruptcy Court. Any Interim Loans will reduce the availability under the Term Loan Commitment. KiOR cannot request any Term Loans if, after giving pro forma effect to the requested Term Loan and the payments budgeted to be paid (consistent with the Budget, defined below) within the seven days following such Term Loan, the aggregate amount of unrestricted cash and cash equivalents held by KiOR exceeds $250,000. The proceeds of the DIP Financing will be used to (i) pay fees and expenses related to the DIP Financing Agreement and the Chapter 11 Case and (ii) fund expenditures pursuant to a budget (the “Budget”) mutually agreed upon by KiOR and the DIP Lenders.

The maturity date of the loans made under the DIP Financing Agreement is the earliest to occur of (i) the third (3rd) day after the hearing on the Bid Procedures Motion (as defined in the DIP Financing Agreement), if a Final Order has not been entered from the Bankruptcy Court on or prior to such date , (ii) the date that is six (6) months from November 9, 2014 , (iii) the effective date or substantial consummation of a plan of reorganization or liquidation in the Chapter 11 Case, (iv) the date on which a sale of all or substantially all of the assets and/or stock of KiOR (including the KiOR Sale, if applicable) shall have occurred, and (v) the date on which the Term Loans and any other present or future indebtedness of KiOR to the Agent and the DIP Lenders under the DIP Financing Agreement and other related loan documents (collectively, the “Loan Documents”) becomes due and payable under the Loan Documents.

Loans under the DIP Financing Agreement bear interest at a rate of 7.50% (the “Interest Rate”). Interest will be paid in kind by adding such interest then due to the outstanding unpaid principal amount of the Term Loan (“PIK Interest”). Upon a default under the DIP Financing Agreement, interest on all obligations will be the Interest Rate plus 2% per annum. KiOR is permitted to prepay the Term Loan (and any accrued interest, including PIK Interest) without penalty or premium.

Subject to certain exceptions, the obligations of KiOR under the DIP Financing Agreement are secured by first priority security liens on all of the assets of KiOR. The DIP Financing Agreement requires KiOR to comply with financial covenants relating to, among other things, delivery to the Agent and the DIP Lenders of (i) periodic financial statements and (ii) certified reports detailing variance of actual performance from projections for each line item of the Budget. Any Budget variances in excess of 10% for certain disbursements require the consent of the Agent. In addition, KiOR must meet milestones showing progress towards a KiOR Sale, as set forth in the DIP Financing Agreement, and/or the effectiveness of a Plan as described below.

Events of default under the DIP Financing Agreement include, among other things, failure to pay any principal, interest or other amounts due under the DIP Financing Agreement, breach of specific covenants, the occurrence of specified events during the Chapter 11 Case and a change of control of KiOR. Upon an event of default, the Agent may terminate or reduce its commitments to make Term Loans, declare the outstanding obligations under the DIP Financing Agreement to be immediately due and payable and exercise other rights and remedies provided for under the DIP Financing Agreement.

The foregoing description of the DIP Financing Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Financing Agreement filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Plan Support Agreement

On November 9, 2014, KiOR entered into a plan support agreement (the “Plan Support Agreement”) with Pasadena Investments, LLC, KFT Trust, Khosla Ventures III, LP and VNK Management LLC (the “Supporting Lenders”), dated as of November 9, 2014. The Plan Support Agreement requires the Supporting Lenders to support a proposed plan of reorganization of KiOR (the “Plan”) consistent with the terms and conditions set forth in the term sheet attached as an exhibit to and incorporated into the Plan Support Agreement (the “Term Sheet”).

The Term Sheet contemplates that KiOR will continue as a going concern through cancellation of all existing equity interests and issuance of new equity interests (the “Equity Conversion”) to the Purchaser (as defined below) in consideration for the cancellation of $16.0 million of outstanding debt under the Protective Advance Loan and Security Agreement, dated July 17, 2014, as amended on November 4, 2014 (the “First Lien Claim”) and the DIP Financing Agreement by Pasadena. The remaining portion of the First Lien Claim and loans under the DIP Financing Agreement will be converted into exit financing (the “Exit Financing”). The “Purchaser” will be Pasadena, or a designee of Pasadena that is a DIP Lender or a lender under the First Lien Claim. KiOR after the reorganization is referred to herein as “Reorganized KiOR.” Upon the effectiveness of the Plan (the “Effective Date”), Reorganized KiOR will emerge as a private company.

Lenders under the Senior Secured Convertible Note Purchase Agreement, dated as of October 18, 2013, among KiOR, KiOR Columbus LLC (“KiOR Columbus”), KV III, KFT Trust and VNK Management, LLC and KV III in its capacity as agent, as amended (the “Second Lien Claims”) may also participate in the Equity Conversion. Lenders under the Loan and Security Agreement, dated as of January 26, 2012, as amended, among KiOR, KiOR Columbus and each of 1538731 Alberta Ltd. as agent and lender, 1538716 Alberta Ltd. and KFT Trust, (the “Third Lien Claims”) shall receive no distributions under the Plan. Other lenders holding secured claims will, at Reorganized KiOR’s option, (i) receive payment of cash equal to the full amount of the secured claim, (ii) receive collateral securing such claim or (iii) otherwise be left unimpaired. General unsecured claims will receive ratable rights to participate in a creditor trust.

Any conversion or discharge of the First Lien Claim, Second Lien Claims or Third Lien Claims does not diminish, reduce or otherwise affect the separate liability of KiOR Columbus under such claims. The secured claims of the Mississippi Development Authority (the “MDA”) under the Loan Agreement between KiOR Columbus and the MDA, dated March 17, 2011, are not affected by the Plan. The MDA’s unsecured claims against KiOR will be treated ratably with KiOR’s other unsecured debt. At the option of the Purchaser, KiOR’s equity interest in KiOR Columbus will either be abandoned on the Effective Date or will vest as property of Reorganized KiOR.

Under the Plan Support Agreement, the Supporting Lenders have agreed to, among other things, provide funding under the DIP Financing Agreement for the Chapter 11 Case and support approval of, and not materially interfere with, the acceptance of the Plan Support Agreement, Term Sheet, Plan and other agreements supporting those documents (the “Definitive Documents”). KiOR has agreed to, among other things, use Best Efforts (as defined in the Plan Support Agreement) to obtain approval of the Definitive Documents from the Bankruptcy Court and not take any action that is likely to interfere in a material way with the acceptance or implementation of the transactions contemplated by the Definitive Documents. Nothing in the Plan Support Agreement requires the board of directors of KiOR to take any action, or refrain from taking any action to the extent such board of directors determines, based on the advice of counsel, that taking such action, or refraining from taking such action, as applicable, is required to comply with its fiduciary obligations or duties.

The Supporting Lenders may terminate the Plan Support Agreement under certain circumstances relating to the timing and procedures of the Chapter 11 Case, including, but not limited to, (i) if the Bankruptcy Court does not approve the Plan Support Agreement within three (3) business days after the hearing on the Bid Procedures Motion

(unless a later date is agreed upon between the parties on or before such date), (ii) if the Bankruptcy Court appoints a trustee under chapter 11 of the Bankruptcy Code and (iii) if the Chapter 11 Case is dismissed or converted to a case under chapter 7 of the Bankruptcy Code. KiOR may terminate the Plan Support Agreement under certain circumstances, including, but not limited to, if the DIP Financing is terminated by the DIP Lenders.

The potential recapitalization and reorganization of KiOR is subject to various closing conditions in the Definitive Documents, including, among other things, Bankruptcy Court confirmation of the Plan. Accordingly, no assurances can be given as to whether KiOR will in fact be able to obtain adequate DIP Financing, or as to whether the contemplated recapitalization and reorganization will in fact be consummated.

On November 9, 2014, KiOR filed a Motion Pursuant to 11 U.S.C. §§ 105, 363, and 365 for entry of (i) an Order (a) Authorizing and Approving Bid Procedures in Connection with the Potential Sale of Substantially all of the Debtor’s Assets; (b) Authorizing the Debtor to Assume the Plan Support Agreement; (c) Scheduling an Auction and Sale Hearing; (d) Approving the Manner and Form of Notice of the Auction and Sale Hearing; and (e) Granting Related Relief; and (ii) an Order Approving the Sale of Substantially all of the Debtor’s Assets Free and Clear of all Interests; (b) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (c) Granting Related Relief (collectively, the “Sale Motion”), which would schedule a process for the potential sale of substantially all of the assets of KiOR to a higher bidder than the Purchaser, subject to potential additional credit bidding by the Purchaser. The Sale Motion requests approval of the Plan Support Agreement, which would provide a mechanism for the Purchaser’s bid, or subsequent bid, to be consummated through a plan of reorganization by KiOR.

The foregoing description of the Plan Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Plan Support Agreement filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Disclosure of Related Party Transactions

Vinod Khosla is a trustee and beneficiary of KFT Trust. He is also the managing member of VK Services, LLC which is the manager of Khosla Ventures Associates II, LP (“KVA II”) and Khosla Ventures Associates III, LP (“KVA III”). KiOR understands that Pasadena Investments, LLC is a wholly owned entity of KFT Trust. KVA II and KVA III are the general partners of Khosla Ventures II, LP and KV III, respectively, who are stockholders of KiOR. Certain shares of Class A common stock of KiOR are beneficially owned by entities affiliated with Mr. Khosla, and Mr. Khosla may be deemed to have indirect beneficial ownership of such shares. As a result, Mr. Khosla may be deemed to possess voting and investment control over (and indirect beneficial ownership of) approximately 63% of the outstanding shares of Class A common stock of KiOR. Samir Kaul, a director of KiOR, is also a member of KVA II and KVA III. Khosla Ventures is a significant stockholder of KiOR.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the DIP Financing and Plan Support Agreement is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Senior Secured and Superpriority Financing Agreement between KIOR, the DIP Lenders and Pasadena Investments, LLC, dated November 9, 2014

99.2	Plan Support Agreement and Term Sheet between KiOR and Pasadena Investments, LLC, KFT Trust, Khosla Ventures III LP and VNK Management LLC, dated November 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, INC.

Date: November 10, 2014	By	/s/ Christopher A. Artzer
Christopher A. Artzer
President, Interim Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Senior Secured and Superpriority Financing Agreement between KIOR, the DIP Lenders and Pasadena Investments, LLC, dated November 9, 2014

99.2	Plan Support Agreement and Term Sheet between KiOR and Pasadena Investments, LLC, KFT Trust, Khosla Ventures III LP and VNK Management LLC, dated November 9, 2014